Exhibit 10.7

September 27, 2024

LDRV Holdings Corp., as Borrower Representative 6130 Lazydays Blvd.
Seffner, Florida 33584
Attention: Ronald Fleming, Interim CEO
Re: Second Amendment to Limited Waiver
Ladies and Gentlemen:
Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank, and (ii) that certain letter agreement, dated July 30, 2024 (as amended on August 30, 2024, the “Limited Waiver”), by and among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement or the Limited Waiver, as applicable.
1.Preliminary Statements
Pursuant to the Limited Waiver, the Lenders agreed to temporarily waive the Specified Defaults during the Temporary Waiver Period on the terms and conditions contained therein.
The Borrowers have requested that the Lenders make certain amendments to the Limited Waiver, and the Lenders have agreed to make such amendments on the terms and conditions contained herein.
2.Limited Waiver Amendments
Section 1 of the Limited Waiver is hereby amended by amending and restating the fourth paragraph thereof to read in its entirety as follows:
“The Borrowers acknowledge and agree that (i) if not for the waiver provided for in Section 2 below, an Event of Default would have occurred and be continuing under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Minimum EBITDA Covenant as of June 30, 2024; (ii) Events of Default are anticipated to occur under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with (x) the Minimum EBITDA Covenant as of July 31, 2024, August 31, 2024, September 30, 2024 and October 31, 2024, (y) the Minimum
Liquidity Covenant as of July 31, 2024, August 31, 2024, September 30, 2024 and October 31, 2024 and (z) the Minimum Current Ratio Covenant as of June 30, 2024 and September 30, 2024; (iii) one or more Events of Default are anticipated to occur under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with Section 6.01 of the Credit Agreement as a result of the creation, attachment or recording of one or more mechanic’s, materialman’s, construction or like Liens on real property and related personal property owned by one or more Designated Real Estate Subsidiaries (each, a “Specified Mechanic’s Lien”); and (iv) one or more Events of

Default are anticipated to occur or have occurred under Section 7.04(a)(ii) of the Credit Agreement as a result of the Specified Mechanic’s Liens resulting in defaults or events of default under the Coliseum Agreement (collectively, the “Specified Coliseum Cross- Defaults”) (the Events of Default described in clauses (i)-(iv) above, collectively, the “Specified Defaults”).”
Section 2 of the Limited Waiver is hereby amended by amending and restating the first paragraph thereof to read in its entirety as follows:
“The Lenders hereby temporarily waive the Specified Defaults for a period beginning from the date hereof and extending to the earliest to occur of (i) 11:59 P.M. (Eastern Time) on November 22, 2024, (ii) the failure of any Loan Party to comply timely with any term, condition, or covenant set forth in this Waiver or the occurrence of a Default or Event of Default under the Credit Agreement (other than the Specified Defaults) or
(iii) the termination of the Coliseum Waiver (as defined below) (the “Waiver End Date” and such period, the “Temporary Waiver Period”).”
Section 3(ix) of the Limited Waiver is hereby amended by amending and restating the second paragraph thereof as follows:
“For purposes of the foregoing, the following defined terms shall have the meanings set forth below:
“Average Daily Liquidity” means, as of any date of determination, the quotient obtained by dividing (a) the sum of each day’s Liquidity for each day occurring during the measurement period ending, or if applicable, beginning, on such date of determination by
(b) the number of days in such period.
“Budget” means the 13-week cash flow forecast titled “Updated Cash Flow Model” set forth in the Preliminary Liquidity Outlook and Business Assessment by CR3 Partners dated September 20, 2024.
“Minimum Liquidity Amount” means, (a) for each calendar week during the period commencing with the calendar week ending September 27, 2024 through the calendar week ending November 1, 2024, an amount equal to 80% of the “Ending Cash Balance” line-item set forth in the Budget for such week, and (b) for any calendar week ending thereafter, an amount equal to 85% of the “Ending Cash Balance” line-item set forth in the Budget for such week.”
Section 4(i)(d) of the Limited Waiver is hereby amended by deleting from the end of such clause the following: “(the “Budget”)”.
Except as expressly amended above, the Limited Waiver shall remain in full force and effect in accordance with its terms.
3.Covenants
In addition to and without limitation of the covenants contained in the Limited Waiver and the other Credit Documents, the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:

(a)The Loan Parties shall cause CR3 Partners (including an employee thereof), or such other independent party acceptable to the Administrative Agent, to be appointed as the interim Chief Financial Officer of the Loan Parties and their Subsidiaries (the “Interim CFO”) at all times during the Temporary Waiver Period and until a permanent Chief Financial Officer reasonably acceptable to the Administrative Agent is selected and approved by the boards of directors of the Loan Parties. The Interim CFO’s scope of work and duties shall be consistent with that certain Engagement Agreement dated August 21, 2024 between CR3 Partners and Pubco Guarantor (as amended by that certain First Amendment to Engagement Agreement dated September 16, 2024, the “CR3 Engagement Agreement”) and the Loan Parties shall not amend or otherwise modify the CR3 Engagement Agreement without the Administrative Agent’s prior written consent.
(b)On or before October 11, 2024 (or such later date approved by the Required Lenders in their sole discretion (which approval may be by electronic mail)), the Loan Parties shall deliver to the Administrative Agent a three (3) year business plan (projected on a monthly basis for year 1 and a quarterly basis for years 2 and 3) with an appropriate strategy for improving the Loan Parties’ current financial performance and liquidity position and specific initiatives related to revenue enhancement, productivity improvements and cost reductions (the “Business and Restructuring Plan”), in form satisfactory to the Administrative Agent.
(c)If the Business and Restructuring Plan is acceptable to the Administrative Agent and the Required Lenders, the Loan Parties shall, on or before October 30, 2024 (or such later date approved by the Required Lenders in their sole discretion (which approval may be by electronic mail)), (i) enter into an amendment to the Credit Agreement and waiver of the Specified Defaults on terms and conditions that are acceptable to the Administrative Agent, the Required Lenders and the Loan Parties, (ii) enter into definitive documentation for (x) a fully committed public investment in private equity (PIPE) transaction with an aggregate gross investment commitment in the Loan Parties of at least $45,000,000 (it being understood that such commitment may be conditioned on the satisfaction of conditions precedent acceptable to the investors) and (y) a second amendment to the Coliseum Agreement providing for, among other things, an incremental $10,000,000 loan from Coliseum, and
(iii) commence the process to consummate an equity rights offering to the shareholders of Pubco Guarantor permitting but not requiring those shareholders to acquire equity in Pubco Guarantor with a gross purchase price amount of not less than $25,000,000. The Loan Parties, the Lenders and the Administrative Agent hereby agree that Coliseum’s execution of this Agreement shall not constitute a commitment by Coliseum to provide the incremental
$10,000,000 loan or enter into any agreements described in clause (ii)(y) above.
(d)If the Business and Restructuring Plan is not acceptable to the Administrative Agent and the Required Lenders, the Loan Parties shall, on or before the date that is 21 days after the date that the Administrative Agent notifies the Loan Parties in writing that the Business and Restructuring Plan is not acceptable to the Administrative Agent and the Required Lenders, deliver to the Administrative Agent (i) drafts of all “first day” motions or applications and other customary “first day” documents that the Loan Parties intend to file in connection with any potential voluntary proceeding (a “Chapter 11 Proceeding”) commenced by the Loan Parties under the Bankruptcy Code and (ii) a projected cash collateral and/or debtor-in- possession financing budget for the Loan Parties in connection with any such Chapter 11 Proceeding. The Loan Parties shall use commercially reasonable efforts to reach an agreement with the Administrative Agent and the Lenders on terms of cash collateral usage and/or debtor-in-possession financing, a carve out for professional fees and expenses, and other material aspects of any such Chapter 11 Proceeding that materially and directly affect the Administrative Agent and the Lenders, provided, however, that nothing contained herein shall limit the fiduciary duties of the Loan Parties and all of their officers, directors and affiliates.
The failure of the Borrowers to comply with this Section 3 shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.
4.Conditions Precedent
This Agreement shall become effective upon:
(a)the Administrative Agent’s receipt of an executed copy of this Agreement duly executed by the Loan Parties and the Lenders;
(b)the Administrative Agent’s receipt of the $2,500,000 Voluntary Revolving Repayment that is required by September 30, 2024 pursuant to Section 2.03.3(i) of the Credit Agreement;
(c)the Administrative Agent’s receipt of satisfactory evidence that the Loan Parties shall have appointed CR3 Partners as the Interim CFO pursuant to appropriate organizational authorization documents and on terms consistent with Section 3(a) hereof;
(d)the Administrative Agent’s receipt of a duly executed waiver or forbearance agreement (the “Coliseum Waiver”) with respect to the Coliseum Agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which Coliseum shall agree to temporarily waive (or forbear with respect to) the Specified Coliseum Cross-Defaults during the Temporary Waiver Period;
(e)the Administrative Agent’s receipt of satisfactory evidence that the Loan Parties and their Subsidiaries have filed their respective federal and state income tax returns for the taxable year ended December 31, 2023; and
(f)the Borrowers’ payment of all outstanding reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.).
5.Limited Consent
The Lenders hereby consent to (a) the Designated Real Estate Subsidiaries entering into a contract providing for the sale of their real property and related assets located at 20103 Stokes Road, Waller, Texas and Hwy 290 and Stokes Road, Waller, Texas; provided that such real estate shall not be permitted to be transferred or sold to any prospective buyer (and no proceeds of any such sale shall be received by the Designated Real Estate Subsidiaries) prior to the date on which Coliseum funds an incremental
$10,000,000 loan under an amendment to the Coliseum Agreement (the “Funding Condition”) and (b) if the transfer or sale contemplated in clause (a) does occur after the Funding Condition has been satisfied, the Loan Parties’ payment of the net proceeds of such sales to repay the outstanding obligations under the Coliseum Agreement to the extent required thereunder; provided that the Loan Parties shall deliver to the Administrative Agent copies of all material documentation executed in connection with such sales and any other related information reasonably requested by the Administrative Agent.

6.Miscellaneous
This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission will be effective as delivery of a manually executed counterpart thereof.
The Loan Parties hereby certify to the Administrative Agent and the Lenders that (a) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document as of the date hereof and (b) each of the representations and warranties made by any Loan Party in the Credit Documents is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
The Loan Parties acknowledge that this Agreement applies only to the terms and provisions of the Limited Waiver, the Credit Agreement and the other Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Limited Waiver, the Credit Agreement or any of the other Credit Documents.
The agreements contained herein shall not be construed as a consent, waiver or extension of any present or future violation of the above-referenced provisions or any of the other terms and conditions of the Limited Waiver, the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Agreement, expect that any consent, waiver, forbearance or extension will be given in the future. This Agreement shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.
In consideration of the agreements of the Administrative Agent and the Lenders contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, the Limited Waiver, or any of the other Credit Documents or transactions thereunder or related thereto.
Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Agreement, mutatis mutandis.
[Signatures continued on following pages]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent and a Lender

By: /s/ Shane I. Mitzner
Name: Shane I. Mitzner
Title: SVP

M&T / LAZYDAYS SECOND AMENDMENT TO LIMITED WAIVER SIGNATURE PAGE

FLAGSTAR BANK N.A., ASSIGNEE OF FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (AS SUCCESSOR IN INTEREST TO NYCB SPECIALTY FINANCE COMPANY, LLC),
as a Lender

By: /s/ Robert L. Marsh
Name: Robert L. Marsh

    Title: Senior Vice President

M&T/ LAZYDAYS SECOND AMENDMENT TO LIMITED \VAI\IER SIGNATURE PAGE

BMO BANK N.A. (AS SUCCESSOR IN INTEREST TO BANK OF THE WEST),
as a Lender

By: /s/ Brian M. Hankes
Name: Brian M. Hankes
Title: Vice President

M&T / LAZYDAYS SECOND AMENDMENT TO LIMITED WAIVER SIGNATURE PAGE

HUNTINGTON NATIONAL BANK,
as a Lender

                        By: /s/ Michael Hall
Name: Michael Hall
Title: Senior Vice President

M&T I LAZYDAYS SECOND AMENDMENT TO LIMITED WAIYER
SIGNATURE PAGE

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC,
as a Lender

By: /s/ Scott M. Johnstone
Name: Scott M. Johnstone
Title: Executive Director

M&T I LAZYDAYS SECOND AMENDMENT TO LIMITED WAIYER SIGNATURE PAGE

ROCKLAND TRUST COMPANY,
as a Lender

By:     /s/ Robert Clement     Name: Robert Clement
Title: Vice President

M&T / LAZYDAYS SECOND AMENDMENT TO LIMITED WAIVER SIGNATURE PAGE

Acknowledged and Agreed:
LDRV HOLDINGS CORP.

By:     /s/ Ronald Fleming
Name: Ronald Fleming
Title: Interim CEO

LAZYDAYS RV AMERICA, LLC
LAZYDAYS RV DISCOUNT, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC
LAZYDAYS RV OF WILMINGTON, LLC
LAZYDAYS RV OF LONGMONT, LLC
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF ST. GEORGE, LLC
LAZYDAYS RV OF SURPRISE, LLC

By: LDRV Holdings Corp., its Manager

By:     /s/ Ronald Fleming
Name: Ronald Fleming
Title: Interim CEO

GUARANTORS:
LAZYDAYS HOLDINGS, INC. LAZY DAYS’ R.V. CENTER, INC.

By:     /s/ Ronald Fleming
Name: Ronald Fleming
Title: Interim CEO

LAZYDAYS RV OF MARYVILLE, LLC LAZYDAYS RV OF RENO, LLC LAZYDAYS SUPPORT SERVICES, LLC

By:     /s/ Ronald Fleming
Name: Ronald Fleming
Title: Interim CEO

Acknowledged and Agreed:
COLISEUM HOLDINGS I, LLC
By: /s/ Christopher Shackelton

Name: Christopher Shackelton

Title: Authorized